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                                                                   EXHIBIT 10.34
[*] Confidential Treatment has been requested for certain portions of this exhibit


                     INTERCOMPANY SOFTWARE LICENSE AGREEMENT

        This INTERCOMPANY SOFTWARE LICENSE AGREEMENT is made as of January 6, 2000 (the "EFFECTIVE DATE") by and between autobytel.com inc., a Delaware corporation with offices at 18872 MacArthur Blvd, 2nd Floor, Irvine, California 92612 ("ABT/US") and AUTOBYTEL.EUROPE LLC, a Delaware limited liability company with offices at 18872 MacArthur Blvd, 2nd Floor, Irvine, California 92612 ("ABT/E").

        WHEREAS, ABT/US is engaged in an Internet-based marketing business for new and used vehicles in North America that provides Internet users with fast, haggle-free, and courteous purchasing and related services designed to improve consumers' overall vehicle buying experience (which includes such business as now engaged in by ABT/US and as may be engaged in by ABT/US during the term of this Agreement, and which includes but is not limited to the activities described in section 1.24 of Exhibit A) (the "ABT/US BUSINESS"), and in connection with such business has developed certain software, certain end user documentation associated therewith and certain proprietary business procedures; and

        WHEREAS, the parties wish ABT/E to be able to carry on a similar Internet-based marketing business in Europe through dealers or directly to users for its own account or license NOCs (as defined below) to do the same on ABT/E's behalf.

        NOW, THEREFORE, the parties agree as follows:

        1. LICENSE OF SOFTWARE, DOCUMENTATION, BUSINESS PROCEDURES AND
TRADEMARKS.

               1.1 LICENSE.

                      (a) ABT/US hereby grants to ABT/E the perpetual, exclusive right to (i) use the Software (in source code and object code format), Business Procedures, Documentation and ABT Brand as described in Section 1.1(c); and (ii) grant sublicenses ("SUBLICENSES") in substantially the form set forth in EXHIBIT A for the purpose of operating a Local Business in one or more entire countries in Europe (the "TERRITORY"). For avoidance of doubt, ABT/E may, in its discretion, deliver the Software under each Sublicense in source code format, object code format, or both. ABT/E may complete any blanks or "TBD" information in each such Sublicense and attach the attachments contemplated therein, in each case, in any way that is not directly in conflict with this Agreement and make any other changes as may be requested by NOCs that are reasonable and customary, provided such changes do not impose any material obligations or liabilities upon ABT/US and that the resulting Sublicense is at least as protective of ABT/US' intellectual property rights as EXHIBIT A. A "LOCAL BUSINESS" has the meaning set forth in EXHIBIT A, with respect to any Territory in Europe. The word "exclusive," as used in this Section 1, means that ABT/US shall not use in connection with a Local Business for its own account, nor grant to any third party the right to use or license the Software, Documentation, Business Procedures or ABT Marks in connection with the operation of a Local Business in the Territory, except as expressly provided in this Agreement;


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                      (b) ABT/US hereby grants to ABT/E the exclusive right to
use the Software, Documentation and Business Procedures for the purpose of providing technical, end user and sales support to NOCs, and to copy the Software, Documentation and Business Procedures solely as necessary to do so.

                      (c) ABT/E may, in its sole discretion, elect to use the Software, Documentation, Business Procedures and ABT Marks to operate a Local Business in one or more entire countries in the Territory for its own account (in lieu of granting a Sublicense to an NOC). In such case, ABT/E shall abide by the obligations of Licensee under EXHIBIT A with respect thereto. For avoidance of doubt, the ABT Marks shall be used only in connection with the use of the Software, Documentation and Business Procedures for purposes of operating a Local Business and shall not be used for purposes of marketing the Software, Documentation and Business Procedures. The parties acknowledge that the Software, Documentation, Business Procedures and ABT Marks, as currently in existence, only have an established or known commercial value in connection with the automotive industry.

                      (d) EXISTING AGREEMENTS. The license grants set forth in this Section 1.1 are subject to any rights granted in the Existing Agreements. The parties acknowledge that they will enter into a side letter or other agreement (in addition to this Agreement) under which ABT/E will assume the rights and obligations of ABT/US under the Existing Agreements.

               1.2 DEFINITIONS. As used in this Agreement, the following words have the following meanings:

                      (a) "SOFTWARE" means all the proprietary software products used by ABT/US in the operation of the ABT/US Business during the term of this Agreement. Software will include without limitation any Software delivered by ABT/US under Section 1.3.

                      (b) "DOCUMENTATION" means all the electronic instructions, manuals or other materials, including without limitation on-line help files, regarding the development or use of the Software used by ABT/US in the operation of the ABT/US Business during the term of this Agreement. Documentation will include without limitation any Documentation delivered by ABT/US under Section 1.3.

                      (c) "BUSINESS PROCEDURES" means all the proprietary business procedures for operating the ABT/US Business used by ABT/US in the operation of the ABT/US Business during the term of this Agreement. Business Procedures will include without limitation any Business Procedures delivered by ABT/US under Section 1.3.

                      (d) "ABT MARKS" means all the trademarks, service marks and logos used by ABT/US in the operation of the ABT/US Business during the term of this Agreement, including without limitation the "Auto-By-Tel" and "autobytel" marks, but excluding the marks "DealerSites.com" or "kre8.net".


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

                      (e) "NOC" is a national operating company that operates or intends to operate a Local Business through dealers or directly to users in one or more entire countries in Europe pursuant to a Sublicense.

                      (f) "EXISTING AGREEMENTS" means the NOC agreements entered into by ABT/US prior to the Effective Date, to wit, the License and Services Agreements dated as of August 7, 1998 between ABT/US and Auto-By-Tel AB (with respect to the territory of Sweden, Norway, Finland and Denmark) and the License and Services Agreements dated as of November 28, 1998 between ABT/US and AutobyTel UK Ltd. (with respect to the territory of the United Kingdom).

               1.3 DELIVERY OF UPDATES AND UPGRADES. ABT/US shall promptly deliver to ABT/E any and all releases or versions of the Software (in source code and object code form to the extent available to ABT/US), Business Procedures, or Documentation used by ABT/US in the operation of the ABT/US Business during the term of this Agreement, including without limitation all Error Corrections, Updates or Upgrades as such terms are used in EXHIBIT A.

        2. DISCLAIMER AND RESERVATION OF RIGHTS. ABT/US hereby reserves all rights not granted hereunder. ABT/US HEREBY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, WITH RESPECT TO THE SOFTWARE AND BUSINESS PROCEDURES except as are expressly provided for in this Agreement. ABT/US hereby reserves all rights not explicitly granted under this Agreement.

        3. SUPPORT. As between the parties, ABT/E will have the sole responsibility to provide technical and end user support to NOCs. ABT/US will have no obligation under this Agreement to provide any such support to ABT/E or any NOC.

        4. CONSIDERATION. In consideration of the exclusive, perpetual licenses granted in Section 1, ABT/E shall issue to ABT/US certain shares of the equity securities of ABT/E, pursuant to that certain Amended and Restated Operating Agreement among ABT/E and certain other parties of even date herewith, and ABT/E shall use its best efforts to maximize revenue from exploiting the rights granted to ABT/E hereunder.

        5. LICENSE BACK. ABT/E hereby grants to ABT/US, a perpetual, irrevocable, exclusive license, to the extent of and under any and all rights owned, or possessed or exercisable by ABT/E, to make, use, sell, import, reproduce, perform, display, transmit, prepare derivative works of and otherwise exploit, outside the Territory: (a) any and all Localized Versions (as such term is defined in EXHIBIT A) (i) assigned or licensed to ABT/E under any Sublicense; or (ii) prepared by or for ABT/E under Section 1.1(c); and (b) any and all Extensions (as such term is defined in EXHIBIT A) (i) assigned or licensed to ABT/E under any Sublicense or (ii) prepared by or for ABT/E under Section 1.1(c). ABT/E shall promptly upon completion or receipt of any such Derivative Work or Extension, disclose such Derivative Work or Extension to ABT/US, in any form reasonably requested by ABT/US.

        6. TERM AND TERMINATION.


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               6.1 TERM. The term of this Agreement will commence on the
Effective Date and continue in perpetuity, unless earlier terminated pursuant to this Section 6.

               6.2 TERMINATION FOR DEFAULT. If either party materially defaults in the performance of any of its material obligations hereunder and if any such default is not corrected within 30 days after notice in writing, then the non-defaulting party, at its option, may, in addition to any other remedies it may have, thereupon terminate this Agreement by giving written notice of termination to the defaulting party; provided however, no party will be deemed to be in breach of this Agreement, and there shall be no termination for default, during such time that a party makes diligent efforts to correct a default which is capable of correction.

               6.3 TERMINATION AND ASSIGNMENT IN THE EVENT OF CESSATION OF BUSINESS OF ABT/E. In the event ABT/E (a) winds up or terminates its business, or ceases business in the ordinary course; (b) admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or similar authority; or (c) becomes subject to any bankruptcy or insolvency proceeding under federal, foreign, or state statutes, ABT/US shall immediately assume all rights and obligations under all of the Sublicenses, and this Agreement will immediately terminate.

               6.4 EFFECT OF TERMINATION. The terms and conditions of Sections 2, 5, 8.1(d), 9, 10 and 11 will survive any termination or expiration of this Agreement.

        7. ENFORCEMENT. ABT/E shall promptly take all actions reasonably requested by ABT/US in writing to enforce all Sublicenses with NOCs granted hereunder, which actions include without limitation any lawsuits necessary or appropriate to enforce any such Sublicense.

        8. WARRANTIES.

               8.1 ABT/US WARRANTY.

                      (a) PERFORMANCE. ABT/US represents and warrants to ABT/E that during the term of this Agreement, the Software in the form delivered to ABT/E will perform in substantial accordance with the Documentation in the form delivered to ABT/E.

                      (b) YEAR 2000. ABT/US represents and warrants to ABT/E that the Software in the form delivered to ABT/E is Year 2000 Compliant. "YEAR 2000 COMPLIANT" means that the Software, when used in accordance with the Documentation and with the hardware and operating systems approved by ABT/US, will: (i) initiate and operate; (ii) correctly store, represent and process dates; and (iii) not cause or result in an abnormal termination or ending or degradation of performance; when processing data containing dates in the year 2000 and in any preceding and following years, including leap years; provided that there shall be no breach of this representation and warranty where the failure of the Software to be Year 2000 Compliant is caused by or relates to any third party products that exchange data with the Software.

                      (c) VIRUSES. ABT/US represents and warrants to ABT/E that the Software, in the form delivered to ABT/E and on the media delivered to ABT/E, does not contain any virus,


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codes, commands or instructions that alter, delete, erase, damage, disable, disrupt, or otherwise interfere with ABT/E's use of, the Software.

                      (d) REMEDY. If the Software does not perform as warranted under Sections 8.1(a), 8.1(b), or 8.1(c), ABT/US shall, at no charge to ABT/E, use reasonable efforts to correct the Software in accordance with ABT/US' then-current escalation procedures, and deliver to ABT/E a corrected version of the Software. The foregoing are ABT/E's sole and exclusive remedies for breach of warranties. The warranty will apply only if the then-current version of the Software has been properly installed and used at all times and in accordance with the Documentation.

                      (e) AUTHORITY. ABT/US represents and warrants to ABT/E that ABT/US has full power, right and authority to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights granted to ABT/E herein. ABT/US represents and warrants to ABT/E that the execution and performance of this Agreement by ABT/US will not conflict with any other obligation of ABT/US.

               8.2 ABT/E WARRANTY. ABT/E represents and warrants to ABT/US that ABT/E has full power, right and authority to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights granted to ABT/US herein. ABT/E represents and warrants to ABT/US that the execution and performance of this Agreement by ABT/E will not conflict with any other obligation of ABT/E.

               8.3 DISCLAIMER. EXCEPT FOR THE EXPRESS LIMITED WARRANTY SET FORTH IN SECTION 8.1 ABOVE, THE SOFTWARE, DOCUMENTATION, BUSINESS PROCEDURES AND ABT MARKS ARE PROVIDED "AS-IS" AND WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE. ABT/US HEREBY DISCLAIMS ANY WARRANTY THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE. ABT/US SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SOFTWARE, DOCUMENTATION, BUSINESS PROCEDURES, ABT MARKS AND ANY PRODUCTS, MATERIALS, OR SERVICES PROVIDED BY ABT/US HEREUNDER.

        9. LIMITATION OF LIABILITY

           EXCEPT FOR LIABILITY FOR THIRD PARTY CLAIMS ARISING OUT OF SECTION 10, IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER FOR BREACH OF CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS, LOSS OF DATA, OR LOSS OF USE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        10. INDEMNIFICATION FOR INFRINGEMENT


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               10.1 ABT/US INDEMNITY FOR INFRINGEMENT. ABT/US shall, at its expense, defend or settle any claim, action or allegation brought against ABT/E that the Software, Documentation, or Business Procedures, or the copying or use thereof infringe any copyright, patent, trademark, or trade secret right of any third party in the Territory, and shall pay any final judgments awarded or settlements entered into; provided that ABT/E gives prompt written notice to ABT/US of any such claim, action or allegation of infringement and gives ABT/US the authority to proceed as contemplated herein. ABT/US will have the exclusive right to defend any such claim, action or allegation and make settlements thereof in its own discretion, and ABT/E may not settle or compromise such claim, action or allegation, except with the prior written consent of ABT/US. ABT/E shall give such assistance and information as ABT/US may reasonably require to settle, or oppose such claims. In the event any such infringement, claim, action or allegation is brought or threatened, ABT/US shall:

                      (a) at its sole option and expense, procure for ABT/E the right to continue copying, using and sublicensing of the Software, Documentation, or Business Procedures as described in Section 1; or

                      (b) at its sole option and expense, modify or amend the Software, Documentation or Business Procedures or infringing part thereof, or replace the Software, Documentation or Business Procedures or infringing part thereof with other Software, Documentation or Business Procedures having substantially the same or better capabilities.

        The foregoing obligations will not apply to the extent the infringement arises as a result of modifications to the Software, Documentation, or Business Procedures not made by ABT/US, or the combination of the Software with any materials or technology not supplied by ABT/US. The foregoing states the entire liability of ABT/US with respect to infringement of any patent, copyright, trademark, trade secret or other proprietary right.

               10.2 ABT/E INDEMNITY. ABT/E shall, at its expense, defend or settle any claim, action or allegation brought against ABT/US (to the extent not covered by Section 10.1) arising from the act or omission of ABT/E or any NOC, where a third party alleges fraud, misrepresentation, or unfair business practices arising from the operation of ABT/E or the Local Business of any NOC, or those that arise from a third party allegation that any Localized Version or Extension infringes any copyright, trade secret, patent or trademark right of any third party, and shall pay any final judgments awarded or settlements entered into; provided that ABT/US gives prompt written notice to ABT/E of any such claim, action or allegation of infringement and gives ABT/E the authority to proceed as contemplated herein. ABT/E will have the exclusive right to defend any such claim, action or allegation and make settlements thereof in its own discretion, and ABT/US may not settle or compromise such claim, action or allegation, except with the prior written consent of ABT/E. ABT/US shall give such assistance and information as ABT/E may reasonably require to settle or oppose such claims. In the event any such infringement, claim, action or allegation is brought or threatened, ABT/E may, at its sole option and expense:

                      (a) procure for ABT/US the right to continue use of the Localized Version or Extension or infringing part thereof; or


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                      (b) modify or amend the Localized Version or Extension or
infringing part thereof, or replace the Localized Version or Extension or infringing part thereof with other materials having substantially the same or better capabilities.

               10.3 PROSECUTION OF INFRINGERS. ABT/US and ABT/E shall give each other written notice of any acts of infringement by third parties involving intellectual property rights relating to the Localized Version, Extensions, Software, Documentation, Business Procedures, or ABT Marks anywhere in the Territory of which ABT/US or ABT/E has knowledge, and the parties shall consult together with a view to determine the course of action, if any, to be taken in such circumstances. ABT/US will have the right to take action to enforce such rights. If the parties are unable to agree on any such course of action to be taken, then ABT/US shall authorize ABT/E to take such actions as ABT/E considers necessary or appropriate and ABT/E will be entitled to take such actions at ABT/E's expense. Each party shall render to the other any assistance requested by the other in proceedings against an infringer within the Territory, at the other party's expense. Any damage that might be awarded will, after deduction of actual costs, be awarded to the party that undertakes legal action.

        11. NON-DISCLOSURE.

               11.1 DEFINITION. "CONFIDENTIAL INFORMATION" means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including without limitation documents, prototypes, samples, plant and equipment), which is designated as "Confidential," "Proprietary" or some similar designation. Information communicated orally will be considered Confidential Information if such information is confirmed in writing as being Confidential Information within a reasonable time after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information will not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party's obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information, as shown by documents and other competent evidence in the receiving party's possession; or (vi) is required by law, court order, or other legal process to be disclosed by the receiving party, provided, to the extent practicable, that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in seeking an order protecting the information from public disclosure. Confidential Information of each party will include without limitation the Software, Documentation, and Business Procedures, whether or not so marked.

               11.2 MAINTENANCE OF CONFIDENTIALITY. Each party agrees not to disclose any Confidential Information of the other party to third parties, except with such other party's prior written consent. The foregoing will not prohibit ABT/E from disclosing information that it is


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required to disclose under any Sublicense. Each party shall take reasonable measures to protect the secrecy of and avoid disclosure of the Confidential Information of the other party. Without limiting the foregoing, each party shall take at least those measures that it takes to protect its own most highly confidential information and shall ensure that its employees who have access to Confidential Information disclosed by the other party have signed a non-disclosure agreement in content similar to the provisions hereof, prior to any disclosure of Confidential Information to such employees.

        12. MISCELLANEOUS. No amendment or modification hereof will be valid or binding upon the parties unless made in writing and signed by the duly authorized representatives of both parties. The relationship of the parties hereunder is that of independent contractors, and this Agreement will not be construed to imply that either party is the agent, employee, or joint venturer of the other. In the event that any provision or provisions of this Agreement is be held to be unenforceable, this Agreement will continue in full force and effect without said provision and will be interpreted to reflect the original intent of the parties. This Agreement will be governed by the laws of the State of California, without regard to its conflict of laws principles. The parties consent to the personal and exclusive jurisdiction of courts located in California. ABT/E may not assign or otherwise transfer this Agreement (by operation of law or otherwise) without the prior written consent of ABT/US; however, ABT/E may assign all rights and obligations under this Agreement to a wholly-owned subsidiary of ABT/E, and ABT/E hereby guarantees the performance by such wholly-owned subsidiary of the obligations of this Agreement. Any prohibited assignment or sublicense will be null and void. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties' permitted successors and/or assignees. Waiver by either party of a breach of any provision of this Agreement or the failure by either party to exercise any right hereunder will not operate or be construed as a waiver of any subsequent breach of that right or as a waiver of any other right.

        The parties have executed this Agreement below to indicate their acceptance of its terms:

AUTOBYTEL.COM INC.                     AUTOBYTEL.EUROPE LLC

By: /s/ Robert S. Grimes               By: /s/ Mark W. Lorimer

Title: Executive Vice President        Title: Chairman

Print Name: Robert S. Grimes           Print Name: Mark W. Lorimer

Date: January 6, 2000                  Date: January 6, 2000


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                                    EXHIBIT A

                                 ABT EUROPE LLC

                         LICENSE AND SERVICES AGREEMENT


        This LICENSE AND SERVICES AGREEMENT (this "AGREEMENT") is entered into as of _______________, _______, (the "EFFECTIVE DATE") by and between Autobytel.Europe LLC, a Delaware limited liability company with offices at offices at 18872 MacArthur Blvd, 2nd Floor, Irvine, California 92612 ("ABT"), and _______________________, a corporation organized under the laws of __________________ with offices at _____________ ("LICENSEE").

                                   BACKGROUND

        WHEREAS, autobytel.com inc. is engaged in an Internet-based marketing business for new and used vehicles that provides Internet users with fast, haggle-free, and courteous purchasing and related services designed to improve consumers' overall vehicle buying experience, and has granted to ABT the right to grant sublicenses of certain software, documentation and business procedures useful in the operation of such a business to ABT's licensees in Europe;

        WHEREAS, Licensee desires to engage in the operation of a Local Business (as defined below) in the Territory (as defined below) using the Software, Documentation and Business Procedures of autobytel.com inc. (all as defined below).

           NOW, THEREFORE, in consideration of the mutual promises and upon the terms and conditions set forth below, the parties agree as follows:

        1. Definitions

               1.1 "ABT BRAND" means the "Auto-By-Tel" and "autobytel" trademarks, service mark and logo, and the Licensee Domain, and does not include the mark "DealerSites.com" or "kre8.net."

               1.2 "AFFILIATE" of a party means (i) any entity controlled by, controlling, or under common control with such party, where "control" means ownership, either direct or indirect, of more than 50% of the equity interest entitled to vote for the election of directors or equivalent governing body and/or (ii) any entity of which such party has possession, either direct or indirect, of the power to direct or cause the direction of management and policies of the entity through ownership of voting securities, by contract or otherwise. Notwithstanding the above, ABT shall not be deemed an Affiliate of Licensee and vice versa.


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               1.3 "BANNER ADVERTISEMENT" means any image displayed on a web page associated with the Local Business that is intended to serve as an advertisement for a product, service or web page.

               1.4 "BUSINESS PROCEDURES" means the proprietary business procedures for operating the Local Business described on ATTACHMENT B, and any updates or new revisions thereof provided by ABT from time to time in its sole discretion.

               1.5 "COMMERCE BUTTON" means any image displayed on a web page associated with the Local Business that points to an electronic commerce site through which a User can purchase goods or services.

               1.6 "CONFIDENTIAL INFORMATION" means this Agreement and all its Attachments, any addenda hereto signed by both parties, all Software listings, Documentation, information, data, drawings, benchmark tests, specifications, trade secrets, object code and machine-readable copies of the Software, Business Procedures, and any other proprietary information disclosed by one party to the other.

               1.7 "CONSUMER PRICE INDEX" means the Consumer Price Index, for All Urban Consumers, Subgroup ?All Items?, for the Los Angeles-Riverside-Orange County Area (Base Year 1982-84=100), which is currently being published by the United States Department of Labor, Bureau of Labor Statistics. If, however, this Consumer Price Index is changed so that the base year is altered from that used as of the Commencement Date, then the Consumer Price Index will be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics, to obtain the same results that would have been obtained had the base year not been changed. If no conversion factor is available or if the Consumer Price Index is otherwise changed, revised or discontinued for any reason, the term "Consumer Price Index" will thereafter refer to the most nearly comparable official price index of the United States Government to obtain substantially the same result as would have been obtained had the original Consumer Price Index not been changed, revised or discontinued.

               1.8 "CONTRACT MONTH" means a period of 1 month which period commences upon the Effective Date; or the same day of each month thereafter during the Term.

               1.9 "CONTRACT YEAR" means a period of 4 consecutive three-month periods commencing on the Effective Date or the anniversary thereof.

               1.10 "DERIVATIVE WORK" means a derivative work within the meaning of 17 U.S.C. Section 101 of the U.S. copyright law.

               1.11 "DOCUMENTATION" means any electronic instructions, manuals or other materials, including without limitation on-line help files, regarding the development or use of the Software provided by ABT under this Agreement.

               1.12 "DRT" means the Dealer Real Time System (i.e., ABT's online dealer communication system) portion of the Software.


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               1.13 "ERROR CORRECTION" means a release or version of the
Software containing corrections or fixes of Errors which may be indicated by a change in the numeric identifier to the Software in the digit to the right of the decimal.

               1.14 "ERROR" means a material, reproducible failure of the Software to perform in substantial conformity with the functional specifications in the Documentation.

               1.15 "FEES" mean all fees payable to ABT hereunder. Fees include the following: Initial Transfer Fee, Minimum Annual License Fees, Minimum Maintenance Fees, Localization and Development Fees, Data Center Fees, and Product Management Fees, all as defined in Section 5.

               1.16 "MINIMUM ANNUAL FEES" are the Minimum Annual License Fees plus the Minimum Annual Maintenance Fees.

               1.17 "FISCAL QUARTER" means a period of 3 consecutive calendar months which period commences upon the Launch Date, or 3, 6, or 9 months thereafter; or the anniversary of any of the foregoing.

               1.18 "FISCAL YEAR" means a period of 4 consecutive Fiscal Quarters commencing on the Launch Date or the anniversary thereof.

               1.19 "GLOBAL BRAND PROTOCOLS" means the procedures for use of the ABT Brand set forth on ATTACHMENT C, along with any revisions thereof provided by ABT from time to time in its sole discretion.

               1.20 "GROSS REVENUES" means all payments actually received by Licensee with regard to the Local Business, including without limitation fees received from dealers for participating in the Internet referral system, payments received from dealers as a result of Internet inquiries referred to them, sums received as payments for advertising on internet sites which are part of the Local Business, gross revenues from providing maintenance of, and training regarding, the DRT, and all other revenues arising directly out of the Local Business.

               1.21 "INITIAL TRANSFER FEE" means the fee so described in ATTACHMENT A.

               1.22 "LAUNCH DATE" means the first date Licensee makes the World Wide Web site for the Local Business generally available on the World Wide Web; but in no event later than __________.

               1.23 "LICENSEE DOMAIN" means the Uniform Resource Locator "____________."

               1.24 "LOCAL BUSINESS" means an internet-based business operated in the Territory under the Business Procedures that performs the following functions and provides the following information, products, and services related to new and pre-owned vehicles in the Territory:

-   Enrolling Participating Dealers;

-   Providing information regarding: (a) pricing, (b) vehicle specifications,
    (b) after-market items, (c) financial, insurance, and warranty products, (d) ancillary products or services, and (e) other information;

- Allowing Users to submit purchase requests for the sale or lease of vehicles;

-   Routing Users' purchase requests to Participating Dealers;

- Routing Users' requests for: (a) after-market items, (b) financial, insurance, or warranty products, or (c) ancillary products or services to Participating Dealers or Participating Vendors, as applicable, for fulfillment;

- Providing auctions that allow Users and/or Participating Dealers to purchase, sell, or lease vehicles;

- Allowing Users or Participating Dealers to submit requests for the purchase, sale, or lease of fleets of vehicles; and

- Issuing service notices, whether electronically or otherwise, to remind Users who purchase or lease vehicles through the Local Business that the vehicle is due for servicing.

- The Local Business also shall include any additional automotive-related functions, information, products, or services authorized by ABT in its sole discretion.

               1.25 "LOCALIZE, or LOCALIZATION" means any modifications to the Software, Documentation or Business Procedures necessary to facilitate the operation and functionality of the Software, Documentation on the operating systems or platforms within the Territory, or the modification of the Business Procedures to meet local custom or technological or regulatory requirements.

               1.26 "LOCALIZED VERSION" means a Derivative Work of the Software and Business Procedures that implements the core functionality of the Software and Business Procedures, but incorporates the language, currency and functional variations for the Territory, which Derivative Works are in each case created for use of Licensee.

               1.27 "NOC" means a national operating company that operates or intends to operate a Local Business through dealers or directly to users in a territory in Europe pursuant to a license similar to this Agreement.

               1.28 "PARTICIPATING DEALER" means a vehicle dealer with showrooms and/or vehicle lots located in the Territory, who meets the criteria set forth in the Business Procedures and is bound by a subscription agreement.

               1.29 "PARTICIPATING VENDOR" means an individual or entity authorized by ABT to provide: (a) after-market items, (b) financial, insurance, or warranty products, or (c) other products or services in the Territory.

               1.30 "SOFTWARE" means the proprietary software products specified on ATTACHMENT A hereto, in the form existing as of the Effective Date, together with any Error Corrections, Updates or Upgrades thereof provided to Licensee pursuant to this Agreement.

               1.31 "TERRITORY" means ____________ as constituted on the Effective Date.

               1.32 "UPDATE" means a release or version of the Software, containing minor functional enhancements, extensions, error corrections or fixes, which may be indicated by a change in the numeric identifier to the Software in the digit to the right of the decimal.

               1.33 "UPGRADE" means any version of the Software, designated as such by ABT, which contains new functionality or significantly enhanced operation and may be indicated by a change in the numeric identifier to the Software in the digit to the left of the decimal.

               1.34 "USER" means an individual or entity who uses the World Wide Web site of the Local Business.

        2. GRANT OF LICENSE

               2.1 LICENSE. Subject to the terms and conditions of this Agreement, ABT hereby grants to Licensee:

                      (a) an exclusive, non-transferable license in the Territory to copy and create Derivative Works of the Software, Documentation, Business Procedures and Derivative Works thereof, in each case solely for the development of a Localized Version. In this Section 2.1(a), "exclusive" means that ABT shall not for its own account, nor grant to any third party in the Territory a license to create Derivative Works of the Software, Business Procedures or Documentation in order to create a Localized Version in connection with the operation of a Local Business.

                      (b) an exclusive, non-transferable license to use the Software, Documentation, or Business Procedures in connection with the operation of the Local Business; provided, however, that Licensee will not have the right to use the Software with respect to vehicle dealers outside the Territory; and provided that Licensee operates the Local Business solely in accordance with the Business Procedures. In this Section 2.1(b), "exclusive" means that ABT shall not for its own account, nor grant to any third party in the Territory a license to, use the Software, Documentation, or Business Procedures in connection with the operation of a Local Business.

                      (C) LICENSING OF DRT. The parties acknowledge that, for the avoidance of doubt, notwithstanding the exclusive license grants herein, ABT reserves the right to license the right to use the DRT to any third party.

        2.2 SUBLICENSES. Licensee may grant non-exclusive sublicenses to vehicle dealers in the Territory to use copies of the DRT in object code format, solely for use in connection with the Local Business, and solely in connection with an end user license in substantially the form set forth in ATTACHMENT F. Licensee may not grant sublicenses of the rights granted in
Section 2.1 except with the prior written approval of ABT.

               2.3 COPIES. ABT shall deliver to Licensee, as soon as practicable, one copy of the Software, one copy of the related Documentation and one (1) copy of the Business Procedures. Licensee will be entitled: (a) to make one copy of the Software solely for backup or archival purposes, (b) to retain one copy of the Software for production purposes, and (c) to make and retain such copies of the Software as reasonably necessary for Licensee to use the Software in connection with the Local Business; provided, however, that Licensee shall immediately advise ABT of any such copies made and their location. Except as otherwise set forth herein, Licensee may not copy, distribute, reproduce, use or allow access to the Software, Documentation, or Business Procedures. Whenever Licensee is permitted to copy or reproduce all or any part of the Software, Documentation, or Business Procedures, all titles, trademark symbols, copyright symbols and legends, and other proprietary markings must be reproduced. Licensee shall not alter or remove any of ABT's trademarks, copyright notices or other proprietary notices affixed to the Software, Documentation, or Business Procedures by ABT.

               2.4 OWNERSHIP. As between the parties, ABT owns all right, title and interest in and to the Software, Documentation, or Business Procedures, together with any Localized Version or other modifications to the Software, Documentation, or Business Procedures made by ABT in connection with Localization of the Software, Documentation, or Business Procedures. The licenses granted herein transfer to Licensee neither title, nor any proprietary or intellectual property rights to the Software, Business Procedures, or Documentation, or any copyrights, patents, or trademarks, embodied or used in connection therewith, except for the rights expressly granted herein. Effective upon development of any Localized Version by Licensee, Licensee hereby grants to ABT an exclusive, irrevocable license in such modifications, which includes the right to transfer, sublicense and to create Derivative Works. Upon termination of this Agreement and the license granted to Licensee in this Agreement, the above license will become non-exclusive and perpetual. Except as otherwise set forth in the applicable Work Order for the Localization services (as such term is defined in the "SERVICES AGREEMENT" in ATTACHMENT D), with respect to any modifications that are not Derivative Works of the Software or Business Procedures and that contain no part of the Software or Business Procedures (such modifications to be referred to as "EXTENSIONS"), effective upon development of any Extension, Licensee hereby grants to ABT an exclusive, irrevocable license in such Extensions, which includes the right to transfer, sublicense and to create Derivative Works. Upon termination of this Agreement, the above license will become non-exclusive and perpetual.

               2.5 SOFTWARE AND BUSINESS PROCEDURE LOCALIZATIONS AND EXTENSIONS. As between the parties, Licensee is responsible for any changes to the Software, Documentation, or Business Procedures necessary to Localize them in accordance with the operation of the Local Business. All such Localization changes, and the development of any Extensions, must be approved by ABT prior to development and implementation, as set forth in this Section. Except as otherwise agreed by the parties, all such Localization changes and the development of any Extensions must be performed by ABT in accordance with Section 3.2. Upon completion of any Localized Version or Extension (other than by ABT), Licensee must disclose to ABT a copy of such Localized Version or Extension. Any such disclosure of Localized Software or Extension must be in source code format.

               2.6 UPDATES AND UPGRADES. During the Term, and subject to Licensee's payment to ABT of the Minimum Maintenance Fees and Maintenance and Support Fees set forth in Sections 5.3 and 6.2 below, ABT will deliver to Licensee any Error Corrections, Updates or Upgrades to the Software or Business Procedures that it releases to any of ABT's other NOCs. Licensee shall implement all Error Corrections, Updates, or Upgrades provided by ABT under this Agreement, no later than 6 months after delivery thereof to Licensee. Notwithstanding the above, ABT will not be obligated to provide such Error Corrections, Updates or Upgrades during the period during which, in the reasonable discretion of ABT's project manager, they are in release for testing purposes or otherwise not suitable for release outside the United States.

               2.7 LICENSE RESTRICTIONS. Licensee shall not:

                      (a) sell, lease, license, sublicense or distribute the Software, Documentation, or Business Procedures except in accordance with this Agreement;

                      (b) provide, disclose, divulge or make available to, or permit use of the Software, Documentation, or Business Procedures by any third party without ABT's prior written consent, except as specifically authorized by this Agreement; or

                      (c) use the Software, Documentation or Business Procedures for any purpose except as expressly provided for in this Agreement.

               2.8 THIRD PARTY TECHNOLOGY. The parties acknowledge that certain software, equipment, or technology of third parties, including, without limitation, server equipment, server software, and database software, may be required to operate the Software. ABT shall cooperate reasonably with Licensee to identify any such third-party technology, but ABT will not be obligated to provide any such third party technology to Licensee.

               2.9 SCOPE OF LOCAL BUSINESS. Licensee acknowledges that the licenses granted in this Agreement apply only to the Local Business as defined herein, and as operated according to the Business Procedures, and that Licensee does not receive under this Agreement the right to use the ABT Brand, Software, Documentation, Business Procedures, and Derivative Works thereof in connection with any other activities. Licensee shall operate the Local Business solely in accordance with the definition herein. In the event that ABT adds activities ("ADDITIONAL ACTIVITIES") to the definition of the Local Business, ABT shall notify Licensee, and Licensee shall promptly implement the Additional Activities; provided, however, that ABT may waive such obligation in its sole discretion.

        3. OBLIGATIONS.

               3.1 DELIVERY. No later than ______ days after the Effective Date, ABT shall deliver to Licensee one (1) copy of the Software, Business Procedures, and Documentation, in the form such materials exist as of the Effective Date. For avoidance of doubt, Licensee acknowledges that such materials will not be Localized before delivery, and nothing in this Agreement will obligate ABT to deliver any Localized Software, Business Procedures, or Documentation, prior to or after the Launch Date, unless and until so agreed by the parties hereto under Section 3.2.

               3.2 SERVICES. Upon mutual agreement, ABT may, from time to time, perform services and provide support to Licensee that will be subject to the "SERVICES AGREEMENT" set forth in ATTACHMENT D. Such services may include Localization services; however, the parties acknowledge that the business requirements and web functionality for the Local Business must be determined by Licensee prior to commencement of the Localization services, if any.

                      (a) In addition to the compensation set forth in the Services Agreement, Licensee shall reimburse ABT for the reasonable actual travel and living expenses of ABT's personnel engaged in performing the Services at locations other than ABT's facilities, together with other reasonable out-of-pocket expenses incurred in connection with the performance of such Services, subject to ABT's adherence to any travel policy reasonably promulgated by Licensee.

                      (b) Licensee shall pay ABT for any Services provided under this Section 3.2 in accordance with the payment terms set forth in the "SERVICES AGREEMENT" in ATTACHMENT D.

               3.3 SCOPE OF SERVICES. The parties currently anticipate that the Services that may be performed in accordance with Section 3.2 may include the following. However, nothing in this Section 3.3 will be deemed to create any binding obligation on either party.

                      (a) Hardware selection and configuration consulting services;

                      (b) Business model conversion support for software systems and operating procedures;

                      (c) Marketing, sales and information technology training;

                      (d) Support for training of vehicle dealers in the use of the DRT portions of the Software; and

                      (e) Business Procedures marketing support, including support regarding know-how, cooperative advertising or other co-marketing activities.

               3.4 LICENSEE OBLIGATIONS. Licensee shall operate the Local Business solely in accordance with the Business Procedures. Licensee shall operate the Local Business solely in accordance with the laws, regulations, and other requirements of the Territory. During the Term, Licensee will devote sufficient resources and personnel to the Local Business to market, promote and operate the Local Business. Licensee will be responsible for training vehicle dealers in the use of the DRT portions of the Software and will be solely responsible for all costs and expenses related to the marketing, promotion and operation of the Local Business and for performing its obligations hereunder. Licensee will ensure that only properly trained and qualified persons perform Licensee's technical obligations under this Agreement.

               3.5 HYPERLINKS. On and after the first date Licensee makes the World Wide Web site for the Local Business generally available on the World Wide
Web: (a) ABT shall display a hypertext link on its Web page at the location where ABT provides links to the NOCs, pointing toward Licensee's home Web page for the Local Business; and (b) Licensee shall display a hypertext link on the home Web page for the Local Business pointing to such location.

               3.6 TERRITORY AND SALES. The parties acknowledge that Licensee may from time to time receive inquiries or orders for sales of products or services from persons outside the Territory. In such case, Licensee shall refer such inquiries only to ABT, and shall not act on such inquiries except upon ABT's instructions. ABT shall prepare guidelines, whose content will be determined in ABT's sole discretion, to address any such inquiries, and shall apply the guidelines generally to its licensees. ABT intends that such guidelines will be prepared in accordance with applicable national law and European Community law and with the goal of maximizing consumer satisfaction for customers of ABT's licensees. ABT shall instruct its licensees to respond to such inquiries in accordance with such guidelines.

               3.7 REPORTS.

                      (a) LICENSEE. No less frequently than each month, as reasonably requested by ABT, Licensee will provide to ABT, in a format reasonably acceptable to ABT, a summary report of business data regarding Licensee's operation of the Local Business. Such data will include, but is not limited to, purchase request and finance request information (including the number of such requests received), other consumer information (including without limitation name, address, e-mail address, phone number, and the like, in the form and to the extent known to Licensee), Web statistics, and revenue data, as required for the ABT global data warehouse and reporting system.

                      (b) ABT. In conjunction with ABT's payment obligations under Section 3.8 and on the schedule set forth therein, ABT shall provide Licensee with a report of revenues generated by the sale of Banner Advertising and Commerce Buttons related to the Local Business.

               3.8 BANNER ADVERTISING AND COMMERCE BUTTONS. The rights and obligations related to Banner Advertising and Commerce Buttons will be allocated between ABT and Licensee as follows: The parties agree that the solicitation of Banner Advertising and Commerce Buttons by ABT on behalf of all Autobytel web sites worldwide is likely to be more efficient and generate more revenue than the solicitation of Banner Advertising by the parties individually. Therefore, Licensee hereby appoints ABT as its exclusive agent to solicit all sales of Banner Advertising and Commerce Buttons, which appointment includes without limitation the power to engage advertising agents or sales representatives to solicit such advertising. ABT will use reasonable efforts to maximize the revenue generated by such sales. As between the parties, ABT shall collect all revenues for such sales. No later than 45 days after the end of each Fiscal Quarter ABT shall pay to Licensee ____% of revenues received from the sale of such Banner Advertising and Commerce Buttons related to the Local Business and received by ABT, net of commissions, taxes, and out-of-pocket expenses for such Fiscal Quarter. ABT may use any unsold Banner Advertising inventory on hand five days prior to the commencement of each calendar month to advertise ABT, its Affiliates or other licensees of ABT.

               3.9 DATA. Subject to local law, Licensee shall collect data regarding visitors to the World Wide Web site for the Local Business, and their use of such site, as reasonably requested by ABT. Both Licensee and ABT may use and disclose such data, subject to applicable law and the provisions of this
Section 3.9, for its own account or for the account of third parties. Licensee shall report such data to ABT on a monthly basis. Such reporting will be in a reasonable format. If ABT provides data to any third party, ABT shall pay to Licensee a percentage of the net amounts received by ABT therefor, as follows:

                      (a) AGGREGATED DATA. For data that is disclosed in aggregate, i.e., in such a fashion that the individual visitor is not identified by name, ABT shall pay Licensee 50% of net revenues received by ABT that is applicable to the Local Business; however, in the event that such aggregated data includes data provided by a party or parties other than Licensee, ABT may pro-rate the fees payable to Licensee and such other party in a reasonable fashion.

                      (b) DISAGGREGATED DATA. For data that is not disclosed in aggregate, i.e., in such a fashion that the individual visitor is identified by name, ABT shall pay Licensee 66.6% of net revenues received by ABT that is applicable to the Local Business; however, in the event that data with respect to an individual visitor is identified by a party or parties other than Licensee, ABT may pro-rate the fees payable to Licensee and such other party in a reasonable fashion.

               3.10 CONSUMER DATA. Without limiting the provisions in Section 10, Licensee shall not disclose to any vehicle manufacturer those customers of the Local Business who have made purchase requests for vehicles of another vehicle manufacturer in such a fashion that the disclosure identifies the customer's name, address, or other identifying information.

               3.11 PRODUCTS AND SERVICES OF CERTAIN SHAREHOLDERS OF ABT. Each member of ABT that becomes a member of ABT and owns at least 10,000 units of ABT on January 31, 2000 (each, an "ABT Owner") will have the right to offer automotive-related products and services on the website of Licensee, on a nonexclusive arm's-length commercial basis, provided that:

                      (a) the entity selling such products or services is an ABT Owner or a bona fide Affiliate thereof;

                      (b) an ABT Owner may nominate only one entity to offer such products and services for the Territory or each country in the Territory, to the extent the Territory includes more than one country, for such preferred access;

                      (c) the offered products or services will not include the sale or lease of new or used vehicles or detract from the functionality or user friendliness of the website of Licensee; and

                      (d) the terms and conditions for Licensee will be substantially the same as those offered other entities providing similar products or services on the website of Licensee.

        4. WARRANTY AND DISCLAIMER

               4.1 ABT WARRANTY.

                      (a) PERFORMANCE. ABT represents and warrants to Licensee that during the Term, the Software in the form delivered to Licensee will perform in substantial accordance with the Documentation.

                      (b) YEAR 2000. ABT represents and warrants to Licensee that the Software in the form delivered to Licensee is Year 2000 Compliant. "YEAR 2000 COMPLIANT" means that the Software, when used in accordance with the Documentation and with the hardware and operating systems approved by ABT, will:
(i) initiate and operate; (ii) correctly store, represent and process dates; and
(iii) not cause or result in an abnormal termination or ending or degradation of performance; when processing data containing dates in the Year 2000 and in any preceding and following years, including leap years; provided that all third party products that exchange date data with the Software do so in a form and format compatible with the Software.

                      (c) VIRUSES. ABT represents and warrants to Licensee that the Software, in the form delivered to Licensee and on the media delivered to Licensee, does not contain any virus, codes, commands or instructions that alter, delete, erase, damage, disable, disrupt, or otherwise interfere with Licensee's use of, the Software.

                      (d) REMEDY. If the Software does not perform as warranted under Sections 4.1(a), 4.1(b), or 4.1(c), ABT shall, at no charge to Licensee, use reasonable efforts to correct the Software in accordance with the escalation procedures in ATTACHMENT E, and include the correction thereof in the next Error Correction released by ABT and provided to Licensee under Section 6.2. The foregoing are Licensee's sole and exclusive remedies for breach of warranties. The warranty will apply only if the then-current version of the Software has been properly installed and used at all times and in accordance with the Documentation.

                      (e) AUTHORITY. ABT represents and warrants to Licensee that ABT has full power, right and authority to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights granted to Licensee herein.

                      (f) SERVICES. ABT represents and warrants to Licensee that all Services performed by ABT under this Agreement will be performed in a professional manner consistent with industry standards. In the event of a breach of such warranty, ABT shall re-perform the non-conforming services at no charge. The foregoing is Licensee's sole and exclusive remedy for breach of such warranty.

               4.2 LICENSEE WARRANTY. Licensee represents and warrants to ABT that Licensee has full power, right and authority to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights granted to ABT herein. Licensee represents and warrants to ABT that Licensee is sufficiently capitalized to undertake the business transaction contemplated hereunder.

               4.3 DISCLAIMER. EXCEPT FOR THE EXPRESS LIMITED WARRANTY SET FORTH IN SECTION 4.1 ABOVE, THE SOFTWARE, DOCUMENTATION AND BUSINESS PROCEDURES ARE PROVIDED "AS-IS" AND WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE. ABT HEREBY

DISCLAIMS ANY WARRANTY THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE. ABT SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SOFTWARE, DOCUMENTATION, BUSINESS PROCEDURES AND ANY SERVICES PROVIDED BY ABT HEREUNDER.

               4.4 ADDITIONAL DISCLAIMER. The success of the business venture contemplated to be undertaken by Licensee by virtue of this Agreement is speculative and depends, to a large extent, upon the ability of Licensee as an independent business operator and the active participation of Licensee in the daily affairs of the Local Business, as well as other factors. ABT does not make any representation or warranty, express, or implied, as to the potential success of the business venture contemplated by this Agreement.

        5. COMPENSATION.

               5.1 MINIMUM ANNUAL LICENSE FEE. In consideration of the licenses granted herein, Licensee shall pay to ABT the minimum license fee specified on ATTACHMENT A ("MINIMUM ANNUAL LICENSE FEE"). The Minimum Annual License Fee will be payable as indicated in ATTACHMENT A.

               5.2 ADDITIONAL LICENSE FEES. In consideration of the licenses granted herein, no later than 90 days after the end of each calendar quarter during the Term, Licensee shall pay to ABT [*] of any Gross Revenues booked by Licensee during such quarter ("ADDITIONAL LICENSE Fees"). Licensee may credit, against any fees due under this Section 5.2 for a given Fiscal Quarter, the Minimum Annual License Fees already paid by Licensee for such Fiscal Quarter.

               5.3 MAINTENANCE FEE. In consideration of the services to be provided by ABT under Section 6, Licensee shall pay to ABT the maintenance fee specified on ATTACHMENT A (the "MINIMUM ANNUAL MAINTENANCE FEE"). The Minimum Maintenance Fee will be payable in equal monthly installments in advance. ABT may increase the Minimum Maintenance Fee after the first year of the Term, in proportion to any increase in the Consumer Price Index over the previous year.

               5.4 INITIAL TRANSFER FEE. A portion of the Minimum Annual License Fee is designated as the "Initial Transfer Fee." The parties acknowledge that the Initial Transfer Fee is in consideration of ABT's efforts prior to the Launch Date, including without limitation assisting Licensee in assessing the technical requirements for operating the Local Business, and installing the Software.

               5.5 DATA CENTER FEES. Licensee shall pay to ABT the Data Center Fees indicated on ATTACHMENT A. Data Center Fees will be payable as indicated in ATTACHMENT A. The parties acknowledge that the Data Center Fees are in consideration of ABT's ongoing efforts on behalf of all NOCs to maintain the data center hardware and software and to implement minor improvements to the World Wide Web site for the Local Business. Such efforts include, but are not limited to: (a) coordinating IT communication on NOCs' behalf with autobytel.com inc., (b) receiving initial software transfer for NOCs, and (c) providing additional customization services.

               5.6 PRODUCT MANAGEMENT FEES. Licensee shall pay to ABT the Product Management Fees indicated on ATTACHMENT A. Product Management Fees will be payable as indicated in ATTACHMENT A. The parties acknowledge that the Product Management Fees are in consideration of ABT's ongoing efforts to make employees available who assist in providing product support and developing new products, as well as assisting with training and marketing efforts for the NOCs. Such efforts may relate to, but are not limited to, the following areas: (a) New Car Program, (b) Used Car Program, (c) Dealer Real Time, and (d) Auction Programs.

               5.7 TAXES. All charges and Fees provided for in this Agreement do not include any taxes, duties, or similar charges imposed by any government. Licensee shall pay or reimburse ABT for all federal, state, dominion, provincial, or local sales, use, personal property, excise or other taxes, fees, or duties arising out of this Agreement or the transactions contemplated by this Agreement (other than taxes on the net income of ABT).

               5.8 PAYMENT. Licensee shall calculate, denominate, and make all payments in Euros by wire transfer to an account designated by ABT. Any payments due under this Agreement which are not paid when due will bear interest, to the extent permitted by applicable law, at the prime rate as reported by the Chase Manhattan Bank, New York, New York, beginning on the date such payment is due, plus an additional 3%, calculated on the number of days such payment is delinquent. This Section 5.9 will not limit any other remedies available to any party.

               5.9 RECORDS AND AUDITS. Licensee shall make and maintain, an accounting and record keeping system, including the basic accounting information necessary to prepare sufficient financial statements and a general ledger in accordance with the United States Generally Accepted Accounting Principles
(GAAP) with adequate and verifiable records and supporting documentation, including, without limitation, invoices, payroll records, check registers, sales tax records, cash receipts and disbursements journals, and general ledgers in order to calculate and confirm Licensee's payment obligations hereunder. At a minimum, Licensee will maintain such records until the expiration of 3 years after the year to which such records pertain. ABT will have the right, at its own expense, to inspect, through either its employees or agents, and upon reasonable notice in writing, and during regular business hours, such records, as well as the physical plant, operations, and business practices of Licensee, to verify the accuracy of fees paid by Licensee under the terms of this Agreement, and to otherwise verify Licensee's compliance with the terms of this Agreement; provided, however, that any third party auditors must sign a non-disclosure agreement reasonably acceptable to Licensee. If any such examination discloses a shortfall in the fees due to ABT hereunder, Licensee shall reimburse ABT for the full amount of such shortfall plus interest and if the amount of the underpayment for any period is more than 5% Licensee shall pay ABT's costs of performing that audit with respect to such period.

        6. MAINTENANCE AND SUPPORT.

               6.1 SUPPORT. ABT shall provide Maintenance and Support as described in Section 6.2 below. ABT's provision of Maintenance and Support to Licensee will commence upon payment of the Maintenance Fee and will continue for as long as Licensee continues to pay the annual Maintenance Fee.

               6.2 MAINTENANCE AND SUPPORT SERVICES. For purposes of this Agreement, "MAINTENANCE AND SUPPORT" means that ABT shall: (a) use reasonably diligent efforts to correct and resolve Errors that Licensee reports to ABT in accordance with the escalation procedures set forth in ATTACHMENT E; and (b) provide Error Corrections, Updates and Upgrades, if any, to the Software, Business Procedures and Documentation that ABT releases during the current period covered by the Minimum Maintenance Fee, in accordance with Section 2.6; and (c) provide up to ______ hours of support services per year, in English, pursuant to the escalation procedures in ATTACHMENT E. The parties acknowledge that such services may include not only technical support, but also any help-desk, marketing support, training, information technology consulting, Business Procedure consulting, or any other services performed by ABT or its Affiliates at Licensee's request. In addition, such services may include a pro-rated portion of the services of ABT personnel serving Licensee as well as other licensees of ABT; provided, however, that ABT shall pro-rate such services in a reasonable fashion based on the time of such personnel spent assisting Licensee. ABT shall provide Licensee with a monthly report of the hours of support services provided under this Section 6.2. Each month, ABT shall invoice Licensee in arrears for Fees for any Maintenance and Support services in excess of one-twelfth of the allotted _______ hours for the year, in reasonable detail showing such additional hours to the nearest quarter hour, and Licensee shall pay such Fees no later than 15 days after the invoice date. Any such additional Maintenance and Support services will be billed at a rate equal to [*] per hour. ABT may increase such rate after the first year of the Term, in proportion to any increase in the Consumer Price Index over the previous year, or the equivalent European price index, as applicable.

               6.3 PROJECT MANAGERS AND STAFF. Each party shall designate a project manager to administer Maintenance and Support under this Agreement. The parties shall coordinate all Maintenance and Support work under this Agreement through such project managers. Each party may change its project manager upon written notice. ABT will ensure that only properly trained and qualified persons perform its technical obligations under this Agreement.

        7. TRADEMARKS AND DOMAIN NAMES.

               7.1 TRADEMARKS. ABT hereby grants to Licensee the exclusive right to use the ABT Brand in connection with a Local Business in the Territory. The above license will include, without limitation, the right to indicate to the public that Licensee is an authorized licensee of ABT and to advertise Licensee's products and services in connection with the Local Business under the ABT Brand. Licensee shall fully comply with the Global Brand Protocols in relation to Licensee's use of the ABT Brand. All representations of the ABT Brand that Licensee intends to use must first be submitted to ABT for approval of design, color and other details, subject to the following limitations: (a) ABT's approval will not be unreasonably withheld or delayed; (b) such approval, once given, will not be unreasonably withdrawn; and (c) once ABT has approved a particular use, Licensee need not re-submit for approval any substantially similar use.

               7.2 RESTRICTIONS. Except as set forth in this Section 7, nothing contained in this Agreement will grant or will be deemed to grant to Licensee any right, title or interest in or to the ABT Brand. Licensee shall not challenge or assist others to challenge the ABT Brand (except to the extent such restriction is expressly prohibited by applicable law) or the registration thereof or attempt to register any trademarks, marks trade names, Uniform Resource Locators, or other designations confusingly similar to those of ABT. If Licensee, in the course of exercising its rights hereunder, acquires any goodwill or reputation in the ABT Brand, all such goodwill or reputation will automatically vest in ABT when and as, on an on-going basis, such acquisition of goodwill or reputation occurs, as well as at the expiration or termination of this Agreement, without any separate payment or other consideration of any kind to Licensee, and Licensee agrees to take all such actions necessary to effect such vesting, including without limitation the transfer to ABT of rights in any filings or registrations made under Section 7.3, and including without limitation the transfer from Licensee to ABT the Licensee Domain upon termination of this Agreement. Upon termination of this Agreement, Licensee shall immediately cease to use the ABT Brand and the Licensee Domain. Licensee also shall change its corporate name and trade name and otherwise ensure that such names may not reasonably be confused with the name, initials, trademark, service mark, or logo of ABT or its Affiliates or any variation of such names, initials, trademarks, service marks, or logos.

               7.3 TRADEMARK REGISTRATIONS IN THE TERRITORY. Licensee shall advise ABT regarding the appropriate registrations or filings necessary to protect the use of the ABT Brand in the Territory. To the extent permitted by law, ABT shall make such registrations or filings with the appropriate authorities. Licensee shall pay all costs or fees associated with such filing.

               7.4 REGISTERED USER AGREEMENTS. Licensee shall cooperate with ABT to make any registrations or filings with the appropriate authorities referenced in Section 7.3, including without limitation entering into registered user agreements with respect to the ABT Brand pursuant to applicable trademark law requirements in the Territory. Licensee will be responsible for proper filing of registered user agreements with appropriate government authorities, and Licensee shall pay all costs or fees associated with such filing.

               7.5 NAME BRANDING; PRODUCT PROTECTION. On any promotional materials used or disseminated by Licensee relating to the Local Business, Licensee shall display the ABT Brand. Where both Licensee's marks and the ABT Brand are displayed, the marks will be presented equally legibly, and in a size and style in accordance with ABT's then-current Global Brand Protocols.

               7.6 DOMAIN NAMES. ABT hereby grants to Licensee the right to use the Licensee Domain, solely for the operation of a Local Business. ABT shall, prior to the first date Licensee makes the World Wide Web site for the Local Business generally available on the World Wide Web, register the Licensee Domain name with InterNIC or its successor Internet name assignment authority, and shall pay the registration fees for one year. Thereafter, Licensee shall in a timely fashion renew such registration with such authority at its own expense each time such registration becomes due during the Term.

        8. LIMITATION OF LIABILITY

        EXCEPT FOR LIABILITY FOR THIRD PARTY CLAIMS ARISING OUT OF SECTIONS 9 OR 10, (A) IN NO EVENT WILL EITHER PARTY'S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE TOTAL AMOUNTS PAID OR PAYABLE BY LICENSEE TO ABT UNDER THIS AGREEMENT, AND (B) IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL,

SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER FOR BREACH OF CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS, LOSS OF DATA, OR LOSS OF USE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        9. INDEMNIFICATION FOR INFRINGEMENT

               9.1 ABT INDEMNITY FOR INFRINGEMENT. ABT shall, at its expense, defend or settle any claim, action or allegation brought against Licensee that the Software, or any Localization or Extension developed by ABT, infringes any copyright, trademark or trade secret right in the Territory of any third party, or that any Localization or Extension not developed by Licensee infringes such rights as a necessary result of specifications required by ABT, and shall pay any final judgments awarded or settlements entered into; provided that Licensee gives prompt written notice to ABT of any such claim, action or allegation of infringement and gives ABT the authority to proceed as contemplated herein. ABT will have the exclusive right to defend any such claim, action or allegation and make settlements thereof in its own discretion, and Licensee may not settle or compromise such claim, action or allegation, except with the prior written consent of ABT. Licensee shall give such assistance and information as ABT may reasonably require to settle, or oppose such claims. In the event any such infringement, claim, action or allegation is brought or threatened, ABT shall, at its sole option and expense:

                      (a) procure for Licensee the right to continue use of the Software, Documentation, or Business Procedures or infringing part thereof;

                      (b) modify or amend the Software, Documentation or Business Procedures or infringing part thereof, or replace the Software, Documentation or Business Procedures or infringing part thereof with other Software, Documentation or Business Procedures having substantially the same or better capabilities; or if neither (a) nor (b) is reasonably possible,

                      (c) terminate this Agreement and repay to Licensee a portion of the Minimum Annual License Fee equal to the amount paid by Licensee less an amount equal to 1/12 of the total Minimum Annual License Fee for each month or portion thereof of the current one year term to account for use by Licensee.

        The foregoing obligations will not apply to the extent the infringement arises as a result of modifications to the Software not made by or for ABT. The foregoing states the entire liability of ABT with respect to infringement of any patent, copyright, trademark, trade secret or other proprietary right.

               9.2 LICENSEE INDEMNITY. Licensee shall, at its expense, defend or settle any claim, action or allegation brought against ABT (to the extent not covered by Section 9.1) arising from the act or omission of Licensee, where a third party alleges fraud, misrepresentation, or unfair business practices arising from the operation of the Local Business, or those that arise from a third party allegation that a Localized Version or Extension infringes any copyright, trade secret or other intellectual property right in the Territory of any third party, or that any Localization or Extension developed by Licensee infringes such rights as a necessary result of specifications required by Licensee, and shall pay any final judgments awarded or settlements entered into; provided that ABT gives prompt written notice to Licensee of any such claim, action or allegation of infringement and gives Licensee the authority to proceed as contemplated herein. Licensee will have the exclusive right to defend any such claim, action or allegation and make settlements thereof in its own discretion, and ABT may not settle or compromise such claim, action or allegation, except with the prior written consent of Licensee. ABT shall give such assistance and information as Licensee may reasonably require to settle or oppose such claims. In the event any such infringement, claim, action or allegation is brought or threatened, Licensee may, at its sole option and expense:

                      (a) procure for ABT the right to continue use of the Localized Version or Extension or infringing part thereof; or

                      (b) modify or amend the Localized Version or Extension or infringing part thereof, or replace the Localized Version or Extension or infringing part thereof with other materials having substantially the same or better capabilities.

               9.3 PROSECUTION OF INFRINGERS. ABT and Licensee shall give each other written notice of any acts of infringement by third parties involving intellectual property rights relating to the Localized Version, Extensions, Software, Documentation, Business Procedures, or ABT Brand anywhere in the Territory of which ABT or Licensee has knowledge, and the parties shall consult together with a view to determine the course of action, if any, to be taken in such circumstances. ABT will have the right to take action to enforce such rights. If the parties are unable to agree on any such course of action to be taken, then ABT shall authorize Licensee to take such actions as Licensee considers necessary or appropriate and Licensee will be entitled to take such actions at Licensee's expense. Each party shall render to the other any assistance requested by the other in proceedings against an infringer within the Territory, at the other party's expense. Any damage that might be awarded will, after deduction of actual costs, be awarded to the party that undertakes legal action.

        10. CONFIDENTIAL INFORMATION

               10.1 OBLIGATIONS. The parties acknowledge and agree that the Confidential Information disclosed by one party (the "DISCLOSING PARTY") to the other party (the "RECEIVING PARTY") directly or indirectly (which information is marked as "proprietary" or "confidential" or, if disclosed orally, is designated as confidential or proprietary at the time of disclosure) hereunder constitutes the confidential and proprietary information of the Disclosing Party. The Receiving Party shall retain in strict confidence and not disclose to any third party any Confidential Information without the Disclosing Party's express written consent, and the Receiving Party shall not use such Confidential Information except to exercise the rights and perform its obligations under this Agreement. Without limiting the foregoing, the Receiving Party shall use at least the same procedures and degree of care which it uses to protect its own Confidential Information of like importance, and in no event less than reasonable care.

               10.2 EXCEPTIONS. The Receiving Party will be relieved of this obligation of confidentiality to the extent it can demonstrate that any such information is: publicly available, already in the Receiving Party's possession at the time of disclosure and not subject to a confidentiality obligation, obtained by the Receiving Party from third parties without restrictions on disclosure, independently developed by the Receiving Party without reference to Confidential Information, or required to be disclosed by order of a court or other governmental entity or stock exchange, or disclosed to business or legal advisors acting under a duty of confidentiality.

               10.3 SOURCE CODE PROTECTIONS. Licensee shall not under any circumstances distribute the source code for the Software in any manner. Licensee shall reproduce and shall not obscure or remove any marking on any copy or Derivative Work of the source code for the Software. In addition, each copy or Derivative Work of the source code for the Software must be marked as the confidential and proprietary property of ABT to which access is restricted, and Licensee shall keep and use the source code for the Software solely at Licensee's secure development facilities under password protection. Licensee agrees to limit access to the source code for the Software 24 hours a day, and strictly to those employees or Contractors to whom access is reasonably necessary in order to carry out the permitted uses of the source code for the Software hereunder. Licensee shall keep records of all persons who have access to the source code for the Software. At ABT's request, Licensee agrees to provide such records to ABT for review.

               10.4 CONTRACTORS. Subject to Section 2.5, Licensee may appoint a third party contractor ("CONTRACTOR") to assist Licensee in Licensee's modification or implementation of the Localized Version as authorized hereunder; provided, however, that any such Contractor's access to and use of the Software (including the Localized Version): (a) will only be permitted pursuant to a signed written agreement between Licensee and such Contractor that contains terms at least as restrictive as those set forth in this Section 10, (b) protects ABT's proprietary rights in the Software to the degree set forth in this Agreement, and (c) grants the Contractor no rights in the Localized Version beyond those expressly granted hereunder ("CONTRACTOR AGREEMENT"). Such agreement must be approved in writing by ABT prior to its execution. Licensee shall indemnify and hold harmless ABT against any breach of such Contractor Agreement by such Contractor.

               10.5 NOTIFICATION OF SECURITY BREACH. Licensee shall notify ABT promptly in the event of any breach of its security of which Licensee becomes aware, under conditions in which it would appear that the trade secrets contained in the source code for the Software or the Localized Version were prejudiced or exposed to loss. Licensee shall, upon request of ABT, take all other reasonable steps necessary to recover any compromised trade secrets disclosed to or placed in the possession of Licensee by virtue of this Agreement. The cost of taking such steps will be borne solely by Licensee.

               10.6 INJUNCTIVE RELIEF. In the event of breach of the provisions of Section 10.1 or 10.3, the non-breaching party will have no adequate remedy at law and will be entitled to immediate injunctive and other equitable relief, without the necessity of showing actual money damages.

        11. TERM AND TERMINATION

               11.1 TERM. This Agreement will be effective as of the Effective Date and will continue in full force and effect for a term of 10 years (the "TERM") after the earlier of the Launch Date or , unless terminated as set forth in this Section 11.

               11.2 TERMINATION. This Agreement may be terminated only as follows, if any of the following events ("TERMINATION EVENTS") occur:

                      (a) NONPAYMENT OF FEES. In the event that: (i) Licensee fails to pay the Fees as they become due; and (ii) fails to do so after 10 days written notice thereof, ABT may terminate this Agreement upon written notice to Licensee.

                      (b) DEFAULT. In the event that either party defaults in the performance of a material non-monetary obligation under this Agreement (other than nonpayment of Fees as set forth in Section 11.2(a)(i)) above, then the non-defaulting party may provide written notice to the defaulting party indicating: (i) the nature and basis of such default with reference to the applicable provisions of this Agreement; and (ii) the non-defaulting party's intention to terminate this Agreement. If such default is amenable to cure within 30 days, the non-defaulting party may seek to terminate this Agreement under this Section 11.2(b) in the event that such material default is not cured within such 30 day period. If such default is not amenable to cure within 30 days, then the non-defaulting party may seek to terminate this Agreement if the defaulting party has not made significant and ongoing attempts to cure such default within 30 days, or if the defaulting party has not cured such default as soon as possible thereafter. In either case, upon the expiration of such cure periods the non-defaulting party may initiate an arbitration proceeding to terminate this Agreement in accordance with Section 15.13(b). The parties shall instruct the arbitrators to make a determination as to whether a material default has occurred within 30 days after the arbitration proceeding is initiated. If the arbitrators determine that a material default has occurred, the non-defaulting party may terminate this Agreement immediately upon written notice.

                      (c) ABT may terminate this Agreement immediately upon written notice if Licensee: (i) terminates or suspends its business; (ii) admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or similar authority; or (iii) becomes subject to any bankruptcy or insolvency proceeding under federal, foreign, or state statutes.

                      (d) In the event ABT: (i) winds up or terminates its business; (ii) admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or similar authority; or (iii) becomes subject to any bankruptcy or insolvency proceeding under federal, foreign, or state statutes; ABT shall assign the all rights and obligations of ABT under this Agreement to autobytel.com inc. ABT hereby represents and warrants that ABT has entered into an agreement with autobytel.com inc. consenting to such assignment.

               11.3 EFFECT OF TERMINATION.

                      (a) SURVIVAL. Upon termination of this Agreement in accordance with the above provisions, the rights and licenses granted under this Agreement will immediately terminate except as otherwise stated herein. The terms and conditions of the following Sections will survive termination or expiration of this Agreement: 1, 2.4, 2.7, 4.3, 4.4, 5.9, 7.2, 8, 9, 10, 11.3,
13 and 15, as well as any payment obligations in accordance with Section 5 which accrued prior to expiration or termination hereof.

                      (b) RETURN OF MATERIALS. Within 30 days after the date of termination or discontinuance of this Agreement for any reason whatsoever, Licensee shall, at ABT's option, return or destroy any copies of the Software, Documentation, Business Procedures and any other Confidential Information in its possession that is in tangible form. Licensee shall furnish ABT with a certificate signed by an executive officer of Licensee verifying that the same has been done.

                      (c) NON-COMPETITION. If this Agreement is terminated by ABT under Section 11.2(b) or (c) before the end of the Term, then during the period between termination of this Agreement and one year after termination of the Agreement, Licensee shall not operate a Local Business. If Licensee assigns this Agreement to another party in accordance with the terms of Section 12, this obligation will run to Licensee, and to such assignee.

               11.4 LICENSE IF ABT ENTERS BANKRUPTCY. If, at any time during the Term, ABT: (a) files a voluntary petition in bankruptcy under Chapter 7 of 11 United States Code (the "BANKRUPTCY CODE"); or (b) has an involuntary petition in bankruptcy filed against it under Chapter 7 of the Bankruptcy Code, which petition is not dismissed within 90 days, Licensee may elect to retain its right in the licenses granted in this Agreement, subject to the terms of this Agreement, in accordance with Chapter 3, Section 365(n) of the Bankruptcy Code. The licenses granted in this Agreement will be deemed licenses of "intellectual property" under Section 365(n) of the Bankruptcy Code.

        12. NONASSIGNMENT/BINDING AGREEMENT. Neither this Agreement, nor any rights under this Agreement, may be assigned or otherwise transferred by Licensee, in whole or in part, whether voluntary, or by operation of law, including by way of sale of assets, merger or consolidation, without the prior written consent of ABT. ABT may assign all its rights and obligations under this Agreement in accordance with Section 11.2(d), or otherwise to an Affiliate of ABT. Any permitted assignee must agree in writing to be bound by all the terms and conditions of this Agreement. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns.

        13. NON-SOLICITATION. Each party acknowledges and agrees that the technical and development employees and consultants of the other party are a valuable asset of such party and are difficult to replace. Accordingly, each party agrees that, for the Term and for a period of 2 years thereafter, it will not offer employment as an employee, independent contractor, or consultant to any such employee or consultant of the other party. In the event of a breach of the provisions of this Section 13, the parties agree that it would be difficult to determine the amount of actual damages that would result from such breach. The parties further agree that in the event of a breach of the provisions of this Section 13, the breaching party shall pay the non-breaching party liquidated damages of $50,000 for each such breach, which is the parties' good faith estimate of the amount of damages to the non-breaching party from such breach.

        14. NOTICES. Any notice, submission, or communication required or permitted under the terms of this Agreement, or required by law, whether or not so required elsewhere in this Agreement, must be in writing and must be: (a) delivered in person, (b) sent by first class registered mail, return receipt requested, or air mail, as appropriate, or (c) sent by overnight air courier; in each case properly posted and fully prepaid to the appropriate address set forth below. Either party may change its address for notice by notice to the other party given in accordance with this Section 14. Notices will be considered to have been given at the time of the earlier of: (p) actual delivery in person, (q) the date of a receipt of such notice signed by an authorized representative of the party being notified, (r) the date of a written confirmation of receipt by the party being notified, or (s) 30 days after deposit in the mail as set forth above.

        15. MISCELLANEOUS

               15.1 FORCE MAJEURE. Neither party will incur any liability to the other party on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement if such delay or failure is caused, in whole or in part, by embargoes, floods, acts of civil or military authority, fuel crisis, acts of God, strikes, lockouts, riots, acts of war, fires and explosions ("FORCE MAJEURE"), but the inability to meet financial obligations is expressly excluded. The time for performance will be extended for a period equal to the duration of the delay, but in no event longer than 90 days. If, as a result of a Force Majeure, a party is unable to resume performance within such 90 day period, the other party will have the right to terminate this Agreement.

               15.2 NO WAIVER; AMENDMENT. Any waiver of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time will not be construed and will not be deemed to be a waiver of such party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such party's right to take subsequent action. This Agreement may not be amended, except by a writing signed by both parties.

               15.3 SEVERABILITY. If any term, condition, or provision of this Agreement is found to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

               15.4 ENTIRE AGREEMENT. This Agreement (including the Attachments hereto) contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter.

               15.5 NO CONFLICTING PROVISIONS. No terms, provisions or conditions of any purchase order, acknowledgment or other business form that either party may use in connection with this Agreement have any effect on the rights, duties or obligations of the parties under, or otherwise modify, this Agreement, regardless of any failure of the other party to object to such terms, provisions or conditions.

               15.6 CONSENT. Unless expressly provided otherwise in this Agreement, any prior consent of ABT that is required before Licensee may take an action may be granted or withheld in ABT's sole and absolute discretion.

               15.7 EXPORT RESTRICTIONS. Licensee understands that ABT is subject to regulation by agencies of the U.S. government, including, but not limited to, the U.S. Department of Commerce, which prohibit export or diversion of certain technical products to certain countries. Licensee warrants that it will comply in all respects with the Export Administration Regulations and all other export or re-export restrictions applicable to the Software and Documentation licensed hereunder. Further, Licensee shall cooperate as requested by ABT to ensure compliance with any export restrictions or licenses relating to the Software and Documentation.

               15.8 PRESS RELEASES. Neither party shall disclose to any third party the terms and conditions of this Agreement, except as required by the law, of any relevant jurisdiction, or to any securities exchange or regulatory authority or governmental body to which either party is subject, wherever situated whether or not the requirement has force of law, in which case the party making such disclosure shall take all such steps as are reasonable and practicable in the circumstances to agree upon the contents of such disclosure with the other party before marking such disclosure. Either party may disclose the terms and conditions of this Agreement to their respective legal or business advisors with a need to know acting under a duty of confidentiality. Notwithstanding the above, at a mutually agreed time, as soon as possible but no later than 30 days after the Effective Date, ABT and Licensee shall issue a mutually acceptable joint press release announcing the relationship contemplated by this Agreement.

               15.9 RIGHTS AND REMEDIES. No exercise or enforcement by either party of any right or remedy under this Agreement will preclude the enforcement by such party of any other right or remedy under this Agreement or that such party is entitled by law to enforce.

               15.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement.

               15.11 GOVERNING LAW. This Agreement will be interpreted and construed in accordance with the laws of the State of California and the United States of America, without regard to conflict of law principles and excluding the 1980 United Nations Convention on Contracts for the International Sale of Goods.

               15.12 LANGUAGE. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

               15.13 DISPUTE RESOLUTION.

                      (a) ESCALATION. If a dispute otherwise arises under this Agreement, it should be referred to the President of each of the parties for resolution, and such persons shall use their best efforts to resolve the matter for no less than 30 days. Any matter such persons are unable to resolve within such period may be submitted to the dispute resolution procedure set forth in Section 15.13 (b) or (c), as applicable.

                      (b) ARBITRATION. Any dispute or claim arising out of or in relation to this Agreement not resolved by Sections 15.13(a) must be settled by binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce as presently in force ("RULES") and by one arbitrator appointed in accordance with said Rules. Judgment on the award rendered may be entered in any court having jurisdiction thereof. The place of arbitration will be Orange County, California, U.S.A. Any monetary award must be calculated and denominated in U.S. dollars and the arbitration must be conducted in the English language. Notwithstanding the above, either party may apply to any court of competent jurisdiction for injunctive or equitable relief.

               15.14 LEGAL EXPENSES. If there is a successful action by one party against the other party to enforce this Agreement or obtain damages as a result of any breach of this Agreement, then the prevailing party shall be entitled to recover from the other party, in addition to any damages, all costs and expenses incurred by the prevailing party in connection with the action, including reasonable attorneys' fees and court costs.


        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by duly authorized representatives on the dates set forth below.

       AUTOBYTEL. EUROPE LLC ("ABT")    ("Licensee")


By:                                     By:
   --------------------------------        -------------------------------------
Name:                                   Name:
     ------------------------------          -----------------------------------
Title:                                  Title:
      -----------------------------           ----------------------------------
Date:                                   Date:
     ------------------------------          -----------------------------------
Address:                                Address:
        ---------------------------             --------------------------------

                                  ATTACHMENT A

        SOFTWARE:

        The Software will include the following core business applications:

        [TO BE PROVIDED AS APPROPRIATE FOR EACH NOC]

        FEES[DESCRIBE THE FOLLOWING FEES:]

        MINIMUM ANNUAL LICENSE FEE.

        ADDITIONAL LICENSE FEES.

        MAINTENANCE FEE.

        INITIAL TRANSFER FEE.



        DATA CENTER AND PRODUCT MANAGEMENT FEES:

        The Autobytel.Europe concept has as one if its core tenets the ability to achieve pan-European cost leadership through centralizing both Data Center and Product Management functions. It is proposed that such centralization will reduce costs to the NOC's which, without such centralization, would be forced to re-create the same systems and support functions on a country by country basis.

        A. THE FOLLOWING PROVIDES NON-EXHAUSTIVE EXAMPLES OF THE FUNCTIONS ASSIGNED TO THE DATA CENTER AND PRODUCT MANAGEMENT GROUPS:

        Data Center

        Coordinate IT communication on NOC's behalf with Autobytel.com

        Receive initial software transfer for NOC's

        Develop or cause to be developed necessary Localization, Derivative Works, Extensions, and/or Updates & Upgrades (such developments will be subject to additional charges)

        Host all NOC websites

        Provide additional customization requested by NOC's (such customization will be subject to an additional charge)

        B. PRODUCT MANAGEMENT WILL BE PROVIDED FOR THE FOLLOWING ABT PRODUCT
        LINES:

           [TBD]

        The costs incurred to provide these support services, excluding senior management support and oversight, will be billed on a pro-rata basis to the NOC's (based upon vehicle registration or an alternative measurement standard agreeable to the NOC's). Provided, however, if the NOC has special service requirements, ABT will attempt to provide such services at an additional charge. The NOC's will, after the first year of operation, project their usage requirements for the various support functions and will submit these estimates to ABT. ABT, in turn, will consolidate the requests and will determine the appropriate staffing, systems, etc. that will be required to deliver such services to the NOC's. ABT will present the budget to each NOC, who, in turn will approve the budget for the following year. In the event the NOC's are unable to collectively agree on the budget, then the CEO of ABT shall decide the final budget after consultation with the board of ABT.

        The parties shall negotiate in good faith any changes to the above terms that may be necessary as a result of any change in the Business Procedures.

                                  ATTACHMENT B

        [ATTACH BUSINESS PROCEDURES AS OF EFFECTIVE DATE ]

                                  ATTACHMENT C

        [ATTACH BRANDING PROTOCOLS AS OF EFFECTIVE DATE ]

                                  ATTACHMENT D

        [ATTACH SERVICES AGREEMENT]

                                  ATTACHMENT E

        [ATTACH ESCALATION PROCEDURES AS OF EFFECTIVE DATE ]

                                  ATTACHMENT F

                              DRT END USER LICENSE

                                       DRT
                        DEALER REAL TIME ACCESS AGREEMENT


           THIS AGREEMENT IS ENTERED INTO THIS____,DAY OF ______ BETWEEN _____________, AND _____________, A(N) __________ LIMITED LIABILITY CORPORATION,
WITH ITS PRINCIPAL PLACE OF BUSINESS LOCATED AT __________________________ ("LICENSEE").

           WHEREAS, LICENSEE HAS EXECUTED AN AUTOBYTEL.COM INC. NEW CAR SUBSCRIPTION AGREEMENT AND/OR "USED CAR CYBERSTORE(TM)" SUBSCRIPTION AGREEMENT; AND

           WHEREAS, LICENSOR HAS DEVELOPED AND OWNS THE RIGHT TO LICENSE CERTAIN PROPRIETARY SOFTWARE PROGRAMS COMMONLY REFERRED TO AS THE AUTO-BY-TEL DEALER REAL TIME (DRT) PROGRAM AS WELL AS RELATED INFORMATION AND DOCUMENTATION CURRENTLY RESIDING EXCLUSIVELY WITH LICENSOR; AND

           WHEREAS, LICENSEE HAS REPRESENTED TO LICENSOR THAT THEY WILL PROVIDE FOR THEMSELVES A PERSONAL COMPUTER, AND CERTAIN ANCILLARY EQUIPMENT RELATED THERETO WHICH MEETS THE MINIMUM SPECIFICATIONS SET FORTH HEREIN (TOGETHER, THE "EQUIPMENT") FOR USE IN CONNECTION WITH DRT AND

        WHEREAS, LICENSOR WILL PROVIDE DATA ACCESS, PROGRAM MAINTENANCE, UPDATING AND HELP-LINE TECHNICAL SERVICES TO LICENSEE TO ASSIST LICENSEE IN THE USE OF THE PROGRAMS;

        NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PREMISES HEREIN RECITED AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES, INTENDING TO BE LEGALLY BOUND HEREBY, WARRANT, COVENANT AND AGREE AS FOLLOWS:

        GRANT OF LICENSE. LICENSOR HEREBY GRANTS TO LICENSEE A NON-EXCLUSIVE, NON-TRANSFERABLE LICENSE TO ACCESS AND USE THE DRT PROPRIETARY PROGRAM AND ANY RELATED INFORMATION AND DOCUMENTATION SUPPLIED BY LICENSOR SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THIS AGREEMENT.

        TERM OF THIS AGREEMENT: EXCEPT AS PROVIDED HEREIN, THE RIGHTS AND OBLIGATIONS CONFERRED BY THIS AGREEMENT SHALL RUN CONCURRENTLY WITH THE TERM OF THE ABT MASTER SUBSCRIPTION AGREEMENT EXECUTED BETWEEN THE PARTIES. LICENSOR MAY IMMEDIATELY TERMINATE THIS AGREEMENT IN THE EVENT OF A MATERIAL BREACH BY LICENSEE OF ANY PROVISION OF THIS AGREEMENT, OR ANY OTHER AGREEMENT BETWEEN LICENSEE AND LICENSOR OR ANY OF THEIR RESPECTIVE AFFILIATES, INCLUDING WITHOUT LIMITATION THE ABT MASTER SUBSCRIPTION AGREEMENT. EITHER PARTY MAY VOLUNTARILY TERMINATE THIS AGREEMENT UPON 30 DAYS' WRITTEN NOTICE TO THE OTHER PARTY. UPON TERMINATION OF THIS AGREEMENT FOR ANY REASON, LICENSEE SHALL PROMPTLY DISCONTINUE USE OF THE PROGRAMS, DELETE ALL COPIES OF THE DRT PROGRAM, IF ANY, IN WHATEVER FORM, RESIDING ON ITS COMPUTERS, STORAGE MEDIA AND/OR ON HARD COPY.

        RIGHT OF USE. DURING THE TERM OF THIS AGREEMENT, LICENSEE SHALL HAVE THE RIGHT TO ACCESS THE DRT PROGRAM IN CONNECTION WITH THE INTERNAL OPERATION AND MANAGEMENT OF

LICENSEE'S OWN BUSINESS. LICENSEE IS PROHIBITED FROM RESELLING OR OTHERWISE ALLOWING ACCESS BY THIRD PARTIES NOT AFFILIATED WITH LICENSEE'S AUTO DEALERSHIP BUSINESS.

        LICENSE FEE. LICENSEE SHALL PAY LICENSOR THE INITIAL SUM OF_____________ DOLLAR ($_________) AS CONSIDERATION FOR THE LICENSE GRANTED HEREUNDER.

        MONTHLY ACCESS FEE. LICENSEE SHALL PAY LICENSOR A MONTHLY ACCESS FEE OF ONE HUNDRED AND FIFTY DOLLARS ($150.00) AND BE ENTITLED TO AN ACCESS VIA UNIQUE PASSWORD(S) ALLOWING SIMULTANEOUS LOG-ON FOR A MAXIMUM OF TWO USERS PER SESSION.

        SYSTEM REQUIREMENTS. DEALER SHALL PROVIDE AT THEIR OWN EXPENSE A PERSONAL COMPUTER AND RELATED EQUIPMENT THAT MEETS OR EXCEEDS THE FOLLOWING MINIMUM SPECIFICATIONS:

        133 PENTIUM PROCESSOR; 32MB RAM; 33.6 MODEM (THE FASTER THE BETTER!); 2GB HARD DRIVE; WINDOWS '95; ISP (INTERNET SERVICE PROVIDER - IE: AT & T,
NETCOM, MCI....); NETSCAPE NAVIGATOR WEB BROWSER SOFTWARE (VERSION 3.0 OR
LATER).

        TECHNICAL SUPPORT. LICENSOR SHALL MAINTAIN FOR THE BENEFIT OF THE LICENSEE A TECHNICAL SUPPORT HELP-LINE. LICENSOR SHALL ESTABLISH AND STAFF SUCH HELP-LINE WITH PERSONS KNOWLEDGEABLE ABOUT THE DRT PROGRAM. THE HOURS OF AVAILABILITY SHALL BE BETWEEN 6:00 A.M. AND 5:00 P.M. PST, EXCLUDING SATURDAYS AND SUNDAYS. TECHNICIANS WILL PROVIDE ASSISTANCE TO LICENSEE WITH RESPECT TO ACCESSING AND USING THE DRT PROGRAM ONLY. TECHNICAL ASSISTANCE AND SUPPORT REGARDING COMPUTER OR RELATED HARDWARE ARE BEYOND THE SCOPE OF THIS AGREEMENT AND WILL NOT BE PROVIDED BY LICENSOR. THE HOURS OF THE AVAILABILITY OF THE HELP-LINE ARE SUBJECT TO CHANGE AT THE SOLE DISCRETION OF THE LICENSOR.

        COVENANTS OF LICENSEE. DURING THE TERM OF THIS AGREEMENT:

        LICENSEE SHALL ADOPT AND ENFORCE SUCH INTERNAL POLICIES, PROCEDURES AND MONITORING MECHANISMS AS ARE NECESSARY TO ENSURE THAT THE DRT PROGRAM IS USED ONLY IN ACCORDANCE WITH THIS AGREEMENT AND THAT ALL STEPS NECESSARY TO ENSURE THAT NO PERSON OR ENTITY WILL HAVE UNAUTHORIZED ACCESS TO THE PROGRAMS ARE TAKEN.

        LICENSEE SHALL NOT: ASSIGN, SUBLICENSE, LEASE, ENCUMBER OR OTHERWISE TRANSFER OR ATTEMPT TO TRANSFER THE DRT PROGRAM OR ANY PORTION THEREOF; PERMIT ANY THIRD PARTY OTHER THAN THE LICENSEE OR ITS AUTHORIZED AGENT ACTING IN BEHALF OF LICENSEE, TO HAVE ACCESS TO THE DRT PASSWORDS OR TO USE PROGRAMS, WHETHER BY TIMESHARING, NETWORKING, OR ANY OTHER MEANS; DUPLICATE, MODIFY, TRANSLATE, REVERSE, ENGINEER, DECOMPILE OR DISASSEMBLE THE DRT PROGRAM; POSSESS OR USE THE PROGRAMS OR ANY PORTION THEREOF, OTHER THAN IN MACHINE READABLE OBJECT CODE; REMOVE ANY COPYRIGHT, TRADEMARK, PATENT OR OTHER PROPRIETARY NOTICES FROM THE DRT PROGRAM(S), OR ANY PORTION THEREOF WITHOUT THE EXPRESS WRITTEN CONSENT OF LICENSOR.

        PROGRAM MODIFICATIONS: ONLY THE LICENSOR SHALL MAKE PROGRAM MODIFICATIONS. LICENSOR SHALL FROM TIME TO TIME PROVIDE UPGRADES AND/OR MODIFICATIONS TO THE DRT PROGRAM TO LICENSEE. LICENSEE SHALL ACCEPT ANY UPGRADES OR OTHER MODIFICATION MADE BY LICENSOR TO THE PROGRAMS.

        NO WARRANTY. THE PROGRAMS ARE PROVIDED ON AN "AS-IS" BASIS. LICENSOR MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

        LIMITATION OF REMEDIES. REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT WILL THE LICENSOR BE LIABLE THE DAMAGES TO THE LICENSEE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT OR SIMILAR DAMAGES, INCLUDING ANY LOST PROFITS OR LOST DATA BEYOND THE ACCESS FEE PAID FOR THE MONTH IN WHICH THEY OCCURRED,

ARISING OUT OF THE USE OR INABILITY TO USE THE DRT PROGRAM OR ANY DATA SUPPLIED THEREWITH.

        PROPRIETARY DATA. LICENSEE ACKNOWLEDGES THAT THE PROGRAMS ARE PROPRIETARY TO LICENSOR AND THAT IT HAS (AND WILL HAVE) NO INTEREST THEREIN OR IN ANY MODIFICATIONS OR IMPROVEMENTS THERETO, AND HEREBY ASSIGNS TO LICENSOR ALL RIGHTS IN ANY SUCH MODIFICATIONS OR IMPROVEMENTS MADE BY OR ON BEHALF OF LICENSEE.

        CONFIDENTIALITY. FOR THE PURPOSE OF THIS AGREEMENT, CONFIDENTIAL INFORMATION INCLUDES THE DRT PROGRAMS AND ALL OTHER INFORMATION PROVIDED BY LICENSOR MARKED "CONFIDENTIAL." INFORMATION SHALL NOT BE DEEMED CONFIDENTIAL INFORMATION AND LICENSEE AND LICENSEE'S EMPLOYEES SHALL HAVE NO OBLIGATION WITH RESPECT TO ANY SUCH INFORMATION IF SUCH INFORMATION: (A) IS OR FALLS INTO THE PUBLIC DOMAIN THROUGH NO WRONGFUL ACT OF LICENSEE OR THE LICENSEE'S EMPLOYEES;
(B) IS RIGHTFULLY RECEIVED FROM A THIRD PARTY WHO IS WITHOUT RESTRICTION AND WITHOUT BREACH OF THIS AGREEMENT; (C) IS APPROVED FOR RELEASE BY WRITTEN AUTHORIZATION OF AN OFFICER OF LICENSOR; OR (D) IS DISCLOSED PURSUANT TO THE REQUIREMENTS OF A GOVERNMENTAL AGENCY OR OPERATION OF LAW.

SHOULD THE LICENSEE OR LICENSEE'S EMPLOYEES LEARN OF CONFIDENTIAL INFORMATION FROM LICENSOR OR ANY OTHER SOURCE, NEITHER LICENSEE NOR LICENSEE'S EMPLOYEES SHALL, AT ANY TIME DURING THE TERM, OR FOR ONE YEAR THEREAFTER, DISCLOSE SUCH INFORMATION TO ANY INDIVIDUAL, AGENCY, COMPANY OR OTHER ENTITY. LICENSEE SHALL NOT USE SUCH CONFIDENTIAL INFORMATION FOR LICENSEE'S OWN ADVANTAGE OTHER THAN AS PERMITTED BY THIS AGREEMENT.

        BOTH PARTIES RECOGNIZE AND ACKNOWLEDGE THAT BREACH OF THIS SECTION 13 WOULD CAUSE IRREPARABLE INJURY INADEQUATELY COMPENSABLE IN DAMAGES. ACCORDINGLY, LICENSOR MAY SEEK AND OBTAIN INJUNCTIVE RELIEF AGAINST A BREACH OR THREATENED BREACH HEREOF, IN ADDITION TO ANY OTHER LEGAL REMEDIES THAT MAY BE AVAILABLE AT LAW OR IN EQUITY.

        14. ASSIGNMENT. EXCEPT FOR ASSIGNMENTS TO AFFILIATES, PROVIDED EACH SUCH AFFILIATE AGREES TO BE BOUND BY THE TERMS HEREOF, LICENSEE MAY NOT, WITHOUT LICENSOR'S PRIOR WRITTEN CONSENT, ASSIGN ITS RIGHTS OR DELEGATE ITS OBLIGATIONS UNDER THIS AGREEMENT.

        SEVERABILITY. IF ANY PROVISION OF THIS AGREEMENT SHALL BE HELD TO BE INVALID, ILLEGAL OR ENFORCEABLE, SUCH DETERMINATION SHALL IN NOR WAY ALTER OR IMPAIR THE VALIDITY, LEGALITY AND ENFORCEABILITY OF THE REMAINING PROVISIONS OF THIS AGREEMENT.

        GOVERNING LAW. THE FORMATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED AND INTERPRETED IN ACCORDANCE WITH THE LAWS IN EFFECT IN THE STATE OF CALIFORNIA.

        ENTIRE AGREEMENT. THIS AGREEMENT AND ITS PREAMBLE CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SHALL SUPERSEDE ALL PREVIOUS ORAL AND WRITTEN PROPOSALS, NEGOTIATIONS, REPRESENTATIONS, COMMITMENTS AND OTHER COMMUNICATIONS BETWEEN THE PARTIES. THIS AGREEMENT MAY NOT BE RELEASED, DISCHARGED, CHANGED OR MODIFIED EXCEPT BY A WRITTEN INSTRUMENT THAT IS SIGNED BY DULY AUTHORIZED REPRESENTATIVES OF EACH PARTY AND THAT EXPRESSLY INTENDS SUCH RELEASE, DISCHARGE, CHANGE OR MODIFICATION.

        INDEPENDENT CONTRACTORS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR CONSTRUED BY THE PARTIES OR ANY THIRD PERSON TO CREATE A FRANCHISE, AGENCY, PARTNERSHIP OR JOINT VENTURE BETWEEN LICENSOR AND LICENSEE.


        WAIVER. A FAILURE OF THIS LICENSOR TO ENFORCE AT ANY TIME ANY PROVISION OF THIS AGREEMENT SHALL IN NO WAY AFFECT THE FULL RIGHT OF THE LICENSOR TO ENFORCE SUCH PROVISION AT ANY TIME THEREAFTER.